Exhibit 2.6

                        STOCK PURCHASE AND SALE AGREEMENT

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                        STOCK PURCHASE AND SALE AGREEMENT

                                     by and
                                      among

                              INNOVA HOLDINGS, INC.

                                     f.k.a.
                         Hy-Tech Technology Group, Inc.
                             a Delaware corporation,

                                       and

                                Aegis Funds, Inc.
                              a Florida corporation

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                         LIST OF SCHEDULES AND EXHIBITS
                                       TO
                        STOCK PURCHASE AND SALE AGREEMENT

      SCHEDULES

      Company Disclosure Schedule

      AFI Disclosure Schedule

      EXHIBITS

      Exhibit 6.1(a) Company Certified Resolutions

      Exhibit 6.1(f) Company Officer's Certificate

      Exhibit 6.2(a) AFI Certified Resolutions

      Exhibit 6.2(e) AFI Officer's Certificate

      Exhibit A      Form of Debenture

      Unanimous Written Consent of the Directors of Innova Holdings, Inc.

      Unanimous Written Consent of the Directors of Aegis Funds, Inc.


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            STOCK PURCHASE AND SALE AGREEMENT (this "Agreement"),  dated as of
August 18, 2004, by and among Innova Holdings, Inc., a Delaware corporation (the "Company") and Aegis Funds, Inc., a Florida corporation ("AFI").

                                    RECITALS

            WHEREAS, the Company holds all of the issued and outstanding capital stock of Hy-Tech Computer Systems, Inc. ("HTCS") consisting of ten thousand shares of common stock and no shares of preferred stock (the "HTCS Capital Stock").

            WHEREAS, the Company desires to sell and AFI desires to purchase the HTCS Capital Stock.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                              THE PURCHASE AND SALE

            1.1 The Purchase and Sale. At the Closing Date (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement, the Company shall sell and AFI shall purchase the HTCS Capital Stock.

            1.2 Closing Date. The purchase and sale shall be consummated as promptly as practicable after satisfaction of all conditions to the purchase and sale set forth herein. The date of such consummation is hereinafter referred to as the "Closing Date."

            1.3 Effects of the Sale. At the Closing Date, all the rights, privileges, immunities, powers and franchises of HTCS and all property, real, personal and mixed, and every other interest of, or belonging to or due to the HTCS Capital Stock shall vest in AFI. Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest any property or right to the HTCS Capital Stock in AFI, the directors and officers of the respective parties shall execute, acknowledge and deliver such instruments and perform such acts.

            1.4 Certificate of Incorporation. The Certificate of Incorporation of HTCS, as in effect immediately prior to the Closing Date, shall be the Certificate of Incorporation of HTCS at the Closing Date.

            1.5 By-Laws. The By-laws of HTCS as in effect immediately prior to the Closing Date, shall be the By-laws of HTCS at the Closing Date.

            1.6 Directors. The directors of HTCS shall resign at the Closing
Date.

            1.7 Officers. The officers of HTCS shall resign at the Closing Date.

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                                   ARTICLE II

                   CONSIDERATION FOR THE HTCS CAPITAL STOCK

            2.1   Consideration   for   the   HTCS   Capital   Stock   (the
                  ------------------------------------------------------------
`Consideration').  At of the Closing Date,  for and in  consideration  for the
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transfer to AFI of the HTCS Capital Stock;

                (a) AFI shall become the record and beneficial owner of the HTCS Capital Stock;
                (b) the Company shall transfer as directed by AFI, and for the benefit of HTCS, the sum of fifteen thousand dollars ($15,000) in good funds;
                (c) the Company has paid past due rents due Lee Coast Enterprises, Inc. in the amount of fifty thousand dollars ($50,000), as part of the Consideration of this Agreement; and
                (d) the judgment of Sun Trust Bank against HTCS, Thomas Frosceno, Gary McNear and Craig Conklin shall be transferred to AFI free of all claims and liens.

            2.2 Further Assurances. If at any time after the Closing Date AFI shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in AFI its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of HTCS or (b) otherwise to carry out the purposes of this Agreement, the Company and its proper officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable law) to execute and deliver, in the name and on behalf of AFI, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of AFI all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of AFI; as applicable, and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE III

                                     CLOSING

            Subject to satisfaction of the conditions to closing set forth in this Agreement and unless this Agreement is otherwise terminated in accordance with the provisions contained herein, the closing of the Purchase and Sale shall take place at the offices of Gottbetter & Partners, LLP, 488 Madison Avenue, New York, New York as promptly as practicable after satisfaction of the conditions set forth in this Agreement.

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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

I. 4.1 Representations and Warranties of the Company. Except as disclosed in a document of even date herewith referring to the representations and warranties in this Agreement and delivered by Company to AFI prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule"), the Company hereby makes the following representations and warranties to AFI, all of which shall survive the Closing, subject to the limitations set forth in Section 8.1 hereof:

(a) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement. Company has no subsidiaries other than HTCS and other than as set forth on the Company Disclosure Schedule (individually, a "Subsidiary" and collectively, the "Subsidiaries"). The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures to be so qualified or in good standing would not have a Material Adverse Effect as defined in Section 4.1(f).

            (b) Authority; No Conflict.

                  i. This Agreement and any agreement executed in connection herewith by Company constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability is limited by bankruptcy, insolvency and other laws affecting the rights of creditors and by general equitable principles. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and any agreement executed by it in connection herewith and to perform its obligations hereunder and thereunder.

                  ii. Neither the execution and delivery of this Agreement by each of the Company, nor the consummation or performance of any of its respective obligations contained in this Agreement will, directly or indirectly (with or without notice or lapse of time):

                        a. contravene, conflict with or result in a violation of (x) any provision of the certificate of incorporation or by-laws (the "Organizational Documents") of the Company or (y) any resolution adopted by the board of directors or the stockholders of the Company.

                        b. contravene, conflict with or result in a violation of, or give any governmental body or other Person the right to challenge this Agreement or to exercise any remedy or obtain any relief under, any legal requirement or any order to which the Company or any of the assets owned or used by the Company may be subject;

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                        c. contravene, conflict with or result in a
violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement, or any contract or agreement to which the Company is bound;

                        d. result in the imposition or creation of any material encumbrance upon or with respect to any of the material assets owned or used by the Company;

                        e. cause the Company to become subject to, or to become liable for the payment of, any tax; or

                        f. cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement.

             (c) SEC Filings. The Company has filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") under the rules and regulations of the SEC and all such reports have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all the applicable requirements of the Securities Exchange Act of 1934, as amended. As of the respective filing and effective dates, none of such reports (including without limitation, the "Reports") contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (d) Absence of Material Adverse Change. Since the date of the latest Company Balance Sheet filed with the Reports (the "Latest Company Balance Sheet"), there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the results of operations, assets, prospects or financial condition of the Company (a "Material Adverse Effect").

            (e) Issuance of Company Securities. The Company Common Stock when issued in accordance with this Agreement, shall be duly authorized, validly issued, fully-paid and nonassessable.

            (f) Undisclosed Liabilities. Except as disclosed in any Schedule to this Agreement, none of the Company or the Subsidiaries has any material obligations and liabilities (contingent or otherwise) except those liabilities
(i) that are reflected in the Latest Company Balance Sheet or in the notes thereto, or disclosed in the notes therein in accordance with Generally Accepted Accounting Principles ("GAAP") or, in accordance with GAAP, are not required to be so reflected or disclosed, or (ii) that were incurred after the date of the Latest Company Balance Sheet in the ordinary course of business, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law or could reasonably be expected to have a Material Adverse Effect.

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            (g) Taxes.

                  i. The Company has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to applicable legal requirements. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by the Company, except such taxes, if any, as are listed in the Company Disclosure Schedule and are being contested in good faith as to which adequate reserves have been provided in the Company Balance Sheets.

                  ii. All tax returns filed by the Company are true, correct and complete in all material respects.

            (h) Employee Benefits. Except as disclosed in the Reports, the Company does not sponsor or otherwise maintain a "pension plan" within the meaning of Section 3(2) of ERISA or any other retirement plan other than the Company Profit Sharing and 401(k) Plan and Trust that is intended to qualify under Section 401 of the IRC, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present. No employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in Section 4975 of the IRC, which may have a Material Adverse Effect.

            (i) Governmental Authorizations. The Company has all permits that are legally required to enable them to conduct their business in all material respects as now conducted.

            (j) Legal Proceedings; Orders.

                  i. Except as set forth in the Reports, there is no material pending legal or administrative proceeding:

                        a. that has been commenced by or against the Company or the Subsidiaries, or any of the assets owned or used by, the Company or the Subsidiaries; or

                        b. that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with this Agreement.

                  ii. Except as set forth in the Reports:

                        a. there is no material order to which the Company or the Subsidiaries, or any of the assets owned or used by the Company or the Subsidiaries, is subject; and

                        b. no officer, director, agent, or employee of the Company is subject to any material order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

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            (k) Absence of Certain Changes and Events. Except as set forth in the Reports and section 4.1(c) of this Agreement, since the date of the Latest Company Balance Sheets, the Company and the Subsidiaries, since the date of its inception, have conducted their business only in the ordinary course of business, and other than as contemplated by this Agreement has not been any:

                  i. change in the authorized Company Capital Stock or the authorized or issued capital stock of the Subsidiaries; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any equity lines of credit, security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  ii. amendment to the Organizational Documents of the Company or the Subsidiaries;

                  iii. damage to or destruction or loss of any material asset or property of the Company or the Subsidiaries, whether or not covered by insurance, causing a Material Adverse Effect;

                  iv. entry into any transaction other than in the ordinary course of business or the entry into, termination of, or receipt of written notice of termination of any material (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction;

                  v. sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property of the Company or the Subsidiaries or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company or the Subsidiaries;

                  vi. material change in the accounting methods used by the Company or the Subsidiaries; or

                  vii. agreement, whether oral or written, by the Company or the Subsidiaries to do any of the foregoing.

            (l) No Default or Violation. The Company and the Subsidiaries (i) are in material compliance with all applicable material terms and requirements of each material contract under which they have or had any obligation or liability or by which they or any of the assets owned or used by them is or was bound and (ii) is not in material violation of any legal requirement.

            (m) Certain Payments. Since the Latest Company Balance Sheets, neither the Company or the Subsidiaries, nor any director, officer, agent or employee of the Company or the Subsidiaries has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or the Subsidiaries or (iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company or the Subsidiaries.

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            (n) Brokers or Finders. The Company has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

           4.2 Representations and Warranties of AFI. Except as disclosed in a document of even date herewith referring to the representations and warranties in this Agreement and delivered by AFI to the Company prior to the execution and delivery of this Agreement (the "AFI Disclosure Schedule"), AFI hereby makes the following representations and warranties to the Company, all of which shall survive the Closing, subject to the limitations set forth in Section 8.2 hereof:

            (a) Organization, Good Standing and Purpose. AFI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with full power and authority to conduct its businesses as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all of its obligations under this Agreement. AFI has no subsidiaries. AFI is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures to be so qualified or in good standing would not have a Material Adverse Effect.

            (b) Authority; No Conflict.

                  i. This Agreement and any agreement executed in connection herewith have been duly authorized by all required action of AFI and constitute the legal, valid and binding obligations of AFI, enforceable against AFI in accordance with their respective terms. AFI has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and any agreements executed in connection herewith and to perform its obligations hereunder and thereunder.

                  ii Neither the execution and delivery of this Agreement by AFI, nor the consummation or performance by it of any of its obligations contained in this will, directly or indirectly (with or without notice or lapse of time):

                  a. contravene, conflict with or result in a violation of (x) any provision of the Organizational Documents of AFI or (y) any resolution adopted by the board of directors or the stockholders of AFI;

                  b. contravene, conflict with or result in a violation of, or give any governmental body or other Person the right to challenge the Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which AFI or any of the assets owned or used by AFI may be subject;

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                  c. contravene, conflict with or result in a violation or
breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement or any Applicable Contract;

                  d. result in the imposition or creation of any material encumbrance upon or with respect to any of the material assets owned or used by AFI;

                  e. cause AFI to become subject to, or to become liable for the payment of, any tax; or

                  f. cause any of the assets owned by AFI to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement.

                  iii. AFI is not required to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of this Agreement, other than the requisite approval of its directors, which approval has been obtained.

             (c) Legal Proceedings; Orders.

                  i. Except as set forth in Schedule 4.2(c) hereto, there is no pending legal or administrative proceeding:

                        a. that has been commenced or threatened by or against AFI or any of its officers, directors, agents or employees as such or that otherwise relates to or may affect the business of, or any of the assets owned or used by, AFI; or

                        b. that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Agreement.

                  ii. Except as set forth in Schedule 4.2(c) hereto:

                        a. there is no order to which AFI, or any of the assets owned or used by AFI, is subject; and

                        b. no officer, director, agent, or employee of AFI is subject to any order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of AFI.

            (d) Brokers or Finders. AFI has incurred no liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

             (e) Absence of Certain Changes and Events. Except as set forth in
Schedule 4.2(e) hereto, AFI has conducted its business only in the Ordinary Course of Business, there has not been any material adverse effect on AFI's business or operations, and there has not been any:

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i. change in the authorized or issued capital stock of AFI;

ii. amendment to the Organizational Documents of AFI;

                  iii. damage to or destruction or loss of any asset or property of AFI, whether or not covered by insurance or any other event or circumstance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of AFI;

                  iv. receipt of notice that any of its substantial customers have terminated or intends to terminate their relationship, which termination would have a material adverse effect on its financial condition, results or operations, business assets or properties of AFI;

                  v. entry into any transaction other than in the ordinary course of business;

                  vi. entry into, termination of, or receipt of written notice of termination of any (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction;

                  vii. sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property of AFI or mortgage, pledge, or imposition of any lien or other encumbrance on any asset or property of AFI;

            xii. agreement, whether oral or written, by AFI to do any of the foregoing.

            (f) No Default or Violation. AFI (i) is in material compliance with all applicable material terms and requirements of each material contract under which it has or had any obligation or liability or by which it or any of the assets owned or used by it is or was bound and (ii) is not in material violation of any legal requirement.

            (g) Certain Payments. Neither AFI, nor any director, officer, agent or employee of AFI has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of AFI or (iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of AFI.

            (h) Brokers or Finders. AFI has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

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                                    ARTICLE V

                                    COVENANTS

            5.1   Covenants of the Company.

            (a) Conduct of Business. Between the date hereof and up to and including the Closing Date, the Company shall:

                  i. conduct its business only in the ordinary course of business;

                  ii. use its commercially reasonable efforts to preserve intact the current business organization of the Company and HTCS, as the case may be, keep available the services of the current officers, employees and agents of the Company and HTCS, as the case may be, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company and HTCS, as the case may be;

                  iii. not pay, incur or declare any dividends or distributions with respect to HTCS's stockholders or amend HTCS's Certificate of Incorporation or By-Laws;

                  vii. not do any other act which would cause any representation or warranty of the Company in this Agreement to be or become untrue in any material respect or that is not in the Ordinary Course of Business;

             (b) Proposals; Other Offers. Commencing on the date of execution of this Agreement up to and including the Closing Date, the Company shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business or of HTCS. The Company shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to the Company or afford access to any of the books, records or other properties of the Company to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the Company's or HTCS's business.

            (c) Further Assurances. Prior to the Closing Date, with the cooperation of AFI where appropriate, the Company shall use commercially reasonable efforts to:

                  i. promptly comply with all filing requirements which federal, state or local law may impose on the Company, as the case may be, with respect to this Agreement; and

                  ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of the Company and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by the Company in connection with this Agreement.

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            5.2   Covenants of AFI.

            (a) Conduct of Business. Between the date hereof and up to and including the Closing Date, AFI shall:

                  i. conduct its business only in the Ordinary Course of Business;

                  vii. not do any other act which would cause representation or warranty of AFI in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice;

            (b) Proposals; Other Offers. Commencing on the date of execution of this Agreement through the Closing Date, AFI shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business. AFI shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to AFI or afford access to any of the books, records or other properties of AFI to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the AFI's business.

            (c) Further Assurances. Prior to the Closing Date, with the cooperation of the Company where appropriate, AFI shall:

                  i. promptly comply with all filing requirements which federal, state or local law may impose on AFI with respect to this Agreement and cooperate with the Company regarding the same; and

                  ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of AFI and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by AFI in connection with this Agreement.

            (d) Actions by AFI. AFI shall take no action or enter into any agreements or arrangements except as may be required by this Agreement.

             (e) Access to Additional Agreements and Information. Prior to the Closing Date, AFI shall make available to the Company (as well as its counsel, accountants and other representatives) any and all agreements, contracts, documents, other instruments and personnel material of AFI's business, including without limitation, those contracts to which AFI is a party and those by which its business or any of AFI's assets are bound.

            5.3 Governmental Filings and Consents. The Company and AFI shall cooperate with one another in filing any necessary applications, reports or other documents with any federal or state agencies, authorities or bodies having jurisdiction with respect to the business of the Company or AFI and in seeking any necessary approval, consultation or prompt favorable action of, with or by any of such agencies, authorities or bodies.

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            5.4 Publicity. Any public announcement or press release relating to this Agreement must be approved by AFI and the Company in writing before being made or released. The Company shall have the right to issue a press release or make other disclosure without AFI's written approval if in the opinion of the Company's counsel such a release is necessary to comply with SEC Rules and Regulations or other Law; provided that, AFI receives a copy of such prepared press release or other disclosures for purposes of review at least 24 hours before it is issued. This 24 hour period may be shortened if in the opinion of the Company's counsel it is required by Law; provided that, AFI receives a copy of such release as long as reasonably practical before it is issued.

            5.5 Tax Returns. The current officers of the Company shall have the right to prepare any tax returns of the Company and HTCS with respect to any period that ends on or before the Closing Date. Such tax returns shall be timely filed by the Company. AFI shall cooperate with said officers in the preparation of such tax returns.

                                   ARTICLE VI

                                   CONDITIONS

            6.1 Conditions to Obligations of AFI. The obligation of AFI to consummate this Agreement is subject to the fulfillment of each of the following conditions, any of which may be waived by AFI in its sole discretion:

            (a) Copies of Resolutions. At the Closing the Company shall have furnished AFI with a certificate of its CEO; President or a director, as the case may be, in the form of Exhibit 6.1(a) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement.

            (b) Matters Concerning the Company. On the Closing Date (i) the Company shall have no more than one hundred million (100,000,000) outstanding shares of Company Common Stock; and (ii) the holders of certain Convertible Debentures (the "Convertible Debentures")of the Company in the aggregate principal amount of five hundred five thousand dollars ($505,000) shall have entered into an agreement consenting to the transaction contemplated by this Agreement and waiving all rights to any security interest in the assets owned by HTCS and in any claims they have against HTCS, Thomas Frosceno, Gary McNear and Craig Conklin under the judgment of SunTrust Bank obtained by them as security for the Convertible Debenture.

            c) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of the Company set forth in this Agreement was true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and shall also be true, correct and complete in all material respects at and as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date), with the same force and effect as if made at and as of the Closing Date. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company at or prior to the Closing Date.

            (d) Delivery of Certificate. (A) The Company shall have delivered to AFI a certificate, in the form of Exhibit 6.1(d) annexed hereto, dated the Closing Date, and signed by the CEO, President or a director of the Company affirming that the representations and warranties as set forth in Section 4.1 were and are true, correct and complete as required by Section 6.1(c).

            (e) Consents and Waivers. At the Closing, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by AFI.

            (f) Litigation. On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Company issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of this Agreement or making consummation thereof unduly burdensome to AFI. On the Closing Date and immediately prior to consummation of the closing, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other Person restraining or prohibiting the consummation of the Agreement.;

            g) Delivery of Documents and Other Information. Prior to the Closing Date, the Company shall have made available or delivered to AFI all of the agreements, contracts, documents and other instruments requested by AFI;

            h) Altos Bancorp Agreement. Altos Bancorp shall have entered in to an agreement canceling its options to acquire ten million (10,000,000) shares of HYTT Common Stock granted to Altos Bancorp by Craig Conklin and Gary McNear.

            6.2 Conditions to Obligations of the Company. The obligations of the Company to consummate this Agreement is subject to the fulfillment of each of the following conditions, any of which may be waived by the Company, in its sole discretion:

            (a) Copies of Resolutions. At the Closing, AFI shall have furnished the Company with a certificate of its President, in the form of Exhibit 6.2(a) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of AFI authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable AFI to comply with the terms of this Agreement.

             (b) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of AFI was true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and shall also be true, correct and complete in all material respects at and as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date), with the same force and effect as if made at and as of the Closing Date. AFI shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by AFI at or prior to the Closing Date.

            (c) Delivery of Certificate. AFI shall have delivered to the Company a certificate, in the form of Exhibit 6.2(c) annexed hereto, dated the Closing Date and signed by the CEO or President of AFI, affirming that the representations and warranties of AFI as set forth in Section 4.2 were and are true, correct and complete and AFI's agreements and covenants have been performed as required by Section 6.2(b).

             (d) Consents and Waivers. On or prior to the Closing Date, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by the Company.

            (e) Litigation. On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to AFI issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of this Agreement or making the consummation thereof unduly burdensome to the Company or AFI. On the Closing Date, no proceeding or lawsuit shall have been commenced, threatened or be pending or by any governmental or regulatory agency or authority or any other person with respect to the Agreement.

            (f) Delivery of Documents and Other Information. Prior to the Closing Date, AFI shall have made available or delivered to the Company all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

                                   ARTICLE VII

                                   TERMINATION

            7.1 Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

            7.2 Termination for Failure to Close. This Agreement shall be automatically terminated if the Closing shall not have occurred within thirty
(30) days of the date hereof (except if such 30th day is not a Business Day, then the next Business Day).

            7.3 Termination by Operation of Law. This Agreement may be terminated by any party hereto if there shall be any statute, rule or regulation that renders consummation of the Agreement illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

            7.4 Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Closing Date:

            (a) by AFI if: (i) any of the representations and warranties made in this Agreement by the Company shall not be materially true and correct, when made or at any time prior to consummation of the Agreement as if made at and as of such time; (ii) any of the conditions set forth in Section 6.1 hereof have not been fulfilled in all material respects by the Closing Date; (iii) the Company shall have failed to observe or perform any of its material obligations under this Agreement; or (iv) as otherwise set forth herein; or

            (b) by the Company if: (i) any of the representations and warranties of AFI shall not be materially true and correct when made or at any time prior to consummation of the Agreement as if made at and as of such time; (ii) any of the conditions set forth in Section 6.2 hereof have not been fulfilled in all material respects by the Closing Date; (iii) AFI shall have failed to observe or perform any of their material respective obligations under this Agreement; or
(iv) as otherwise set forth herein.

            7.5 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that such party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

            7.6 Remedies; Specific Performance. In the event that any party shall fail or refuse to consummate this Agreement or if any default under or beach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the "Defaulting Party") shall have occurred that results in the failure to consummate the Agreement, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

                                  ARTICLE VIII

                                    SURVIVAL

            8.1 Survival of Representations and Warranties of the Company. All representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter survive until the first anniversary of the Closing Date and shall then terminate except to the extent that notice of the Company's liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to such date.

            8.2 Survival of Representations and Warranties of AFI. All representations and warranties of AFI shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter survive until the first anniversary of the Closing Date and shall then terminate except to the extent that notice of AFI's liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to such date.

                                   ARTICLE IX

                                   DEFINITIONS

            The following terms, which are capitalized in this Agreement, shall have the meanings set forth below for the purpose of this Agreement.

            "Contract" means any Contract (a) to which the Company or AFI, is a party and under which the Company or AFI has or may acquire any material rights,
(b) under which the Company or AFI, as the case may be, is a party and has or may become subject to any material obligation or material liability or (c) by which the Company or AFI, as the case may be, or any of the material assets owned or used by it is or may become bound.

            "Environmental Laws" means all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of hazardous substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

            "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to such law or any successor law.

            "GAAP" means generally accepted accounting principles in the United States, applied on a consistent basis.

            "Law" means all applicable laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, judgments or decrees entered, enacted, promulgated, enforced or issued by any court or other governmental or regulatory authority, domestic or foreign.

            "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative law, ordinance, principle of common law, regulation, statute, treaty, court or arbitrator.

            "Material Adverse Effect" means a material adverse effect upon the business or financial condition of the Company (when used in Section 4.1) or AFI (when used in Section 4.2), taken as a whole with any subsidiaries.

            "Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other governmental body or by any arbitrator.

            "Ordinary Course of Business" means an action taken by a Person where:

            (1) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

            (2) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

            (3) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

            "Organizational Documents" means the articles or certificate of incorporation and the by-laws of a corporation and any amendment thereto.

            "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

            "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

            "SEC" means the United States Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

                                    ARTICLE X

                                  MISCELLANEOUS

            10.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party hereto will bear its own legal, accounting and other fees and expenses incident to the Agreement. Any fees and expenses required to be paid by any party hereunder shall be limited to reasonable and necessary fees and expenses.

            10.2 Modification, Amendments and Waiver. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

            10.3 Assignment. Neither the Company nor AFI shall have the authority to assign its respective rights or obligations under this Agreement.

            10.4 Successors. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and permitted assigns.

            10.5 Entire Agreement. This Agreement and the exhibits, schedules and other documents referred to herein contain the entire agreement among the parties hereto with respect to the Agreement and supersede all prior agreements with respect thereto, whether written or oral.

II. 10.6 Governing Law. This Agreement and the exhibits hereto shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to principles of conflicts or choice of laws thereof. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situated in the County and State of Florida. Service of process in any action by either party to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the other party at its principal address set forth in this Agreement.

            10.7 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile upon electronic confirmation of receipt (promptly followed by a hard-copy delivered in accordance with this Section 10.7) or three days after being mailed by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, or if sent by nationally recognized overnight courier, one day after being mailed, addressed to the party at its address set forth below:

                          If to AFI: Aegis Funds, Inc.

                                Attn: Gary McNear
                                Tel: 239.851.0111
                                Fax: 239.267.7718

            If to the Company:      Hy-Tech Technology Group, Inc.
                             17105 San Carlos Blvd.
                              A6-151
                              Fort Myers, FL 33931
                                Tel:239-466-0488
                              Fax:

            with copies to:   Gottbetter & Partners, LLP
                              488 Madison Avenue
                              New York, NY 10022
                              Attn: Adam S. Gottbetter, Esq.
                              Tel: 212- 400-6900
                              Fax: 212- 400-6901

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If mailed as aforesaid, the day of mailing or transmission shall be the date any such notice shall be deemed to have been delivered.
            10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

            10.9 Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

            10.10 Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable and the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

            10.11 Headings. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be executed and delivered on the date and year first above written.

                                       HY-TECH TECHNOLOGY GROUP, INC.

                                       By: /s/ Martin Nielson
                                           -----------------------------------
                                           Martin Nielson,
                                           Director

                                       Aegis Funds, Inc.

                                       By: /s/ Gary McNear
                                           -----------------------------------
                                           Gary McNear,
                                           President


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